                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: March 23, 2001

                          ACT Teleconferencing, Inc.
            (Exact name of registrant as specified in its charter)


        Colorado                 0-27560                   84-1132665
(State of Incorporation)  (Commission File No.)  (IRS Employer Identification
                                                             No.)

       1658 Cole Boulevard, Suite 130, Golden, Colorado             80401
         (Address of principal executive offices)                 Zip Code

                                (303) 235-9000
                        (Registrant's telephone number)

                                 Introduction

On January 31, 2001, we filed our Form 8-K describing the acquisition of the remaining 40% interest in our U.K. subsidiary, ACT Teleconferencing Limited. This amendment provides the financial statements and pro forma financial information required under Item 7 of Form 8-K.

ITEM 7.   Financial Statements and Exhibits

(a)  Financial Statements of ACT Teleconferencing, Limited:


     1.  Independent Auditors' Report - Ernst & Young.
     2.  Balance Sheets as of December 31, 2000 and 1999.
     3.  Statement of Operations for the Years Ended December 31, 2000 and 1999.
     4.  Statement of Cash Flows for the Years Ended December 31, 2000 and 1999.
     5.  Notes to Financial Statements.

(b)  Pro Forma Financial Information:

     1. Pro Forma Condensed Combined Balance Sheet as of December 31, 2000
     2. Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2000

(c)  Exhibits:

No.       Description
---       -----------

2.1 Share purchase agreement by and between ACT Teleconferencing, Inc. and David L. Holden & others
4.10 Instrument constituting (Pounds)1,172,000 convertible secured A loan notes and (Pounds)2,980,000 convertible secured B loan notes by and between ACT Teleconferencing, Inc. and David L. Holden & others
10.29 Service agreement by and between ACT Teleconferencing Limited and David L. Holden
99.1      Press release dated January 18, 2001

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ACT Teleconferencing, Inc.
                                         (Registrant)


Date: March 23, 2001                By: /s/ Gavin Thomson
                                    ---------------------
                                    Gavin Thomson
                                    Chief Financial Officer

                                 Exhibit Index
                                 -------------


No.       Description
---       -----------

2.1* Share purchase agreement by and between ACT Teleconferencing, Inc. and David L. Holden & others

4.10* Instrument constituting (pounds)1,172,000 convertible secured A loan notes and (pounds)2,980,000 convertible secured B loan notes by and between ACT Teleconferencing, Inc. and David L. Holden & others

10.29* Service agreement by and between ACT Teleconferencing Limited and David L. Holden

99.1*     Press release dated January 18, 2001

* All exhibits were previously filed and attached as exhibits of the same number to our Form 8-K filed with the SEC on January 31, 2001.

                        REPORT OF INDEPENDENT AUDITORS


To:  The Board of Directors
     ACT Teleconferencing Limited

We have audited the accompanying balance sheets of ACT Teleconferencing Limited as of 31 December 2000 and 1999 and the related profit and loss accounts and statements of cash flows for the years ended 31 December 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statements presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACT Teleconferencing Limited at 31 December 2000 and 1999 and the results of its operations and its cash flows for the years ended 31 December 2000 and 1999, in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (see Note 20 of Notes to the Financial Statements).

                                                               /s/ Ernst & Young

London, England
March 16, 2001

ACT Teleconferencing Limited

--------------------------------------------------------------------------------

PROFIT AND LOSS ACCOUNT

                                                         Year ended 31 December
                                                              2000         1999
                                               Notes        (pound)      (pound)

TURNOVER                                                 7,583,507    6,179,188
Cost of sales                                            3,062,947    2,689,118
                                                         ---------    ---------
Gross profit                                             4,520,560    3,490,070
Administrative expenses                                  2,810,125    2,631,369
                                                         ---------    ---------
OPERATING PROFIT                                 2       1,710,435      858,701
Interest payable and similar charges             5         (41,012)     (64,960)
Bank interest receivable                                    13,176        2,389
                                                         ---------    ---------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION            1,682,599      796,130
Taxation                                         6         497,006      254,697
                                                         ---------    ---------
PROFIT FOR THE YEAR(1)                          16       1,185,593      541,433
                                                         =========    =========

There are no recognised gains and losses other than those as shown above.
_____________
(1) There are no differences between accounting principles generally accepted in the United Kingdom and United States generally accepted accounting principles that would affect profit for the year.

See Notes to the Financial Statements

--------------------------------------------------------------------------------

ACT Teleconferencing Limited

--------------------------------------------------------------------------------

BALANCE SHEET

                                                                            At            At
                                                                   31 December   31 December
                                                                          2000          1999
                                                            Notes       (pound)       (pound)
FIXED ASSETS
Tangible assets                                               7      2,050,632     1,820,106
                                                                   -----------   -----------
CURRENT ASSETS
Stocks                                                        8          4,172         7,445
Debtors                                                       9      2,788,440     2,043,919
Cash at bank and in hand                                               654,984        44,090
                                                                   -----------   -----------
                                                                     3,447,596     2,095,454
CREDITORS: amounts falling due within one year               10      1,957,033     1,437,493
                                                                   -----------   -----------
NET CURRENT ASSETS                                                   1,490,563       657,961
                                                                   -----------   -----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                3,541,195     2,478,067

CREDITORS: amounts falling due after more than one year      11        175,164       286,818

PROVISIONS FOR LIABILITIES AND CHARGES
Deferred taxation                                            12        187,364       198,175
                                                                   -----------   -----------
                                                                     3,178,667     1,993,074
                                                                   ===========   ===========
CAPITAL AND RESERVES(1)
Called up share capital                                      15         25,000        25,000
Profit and loss account                                      16      3,153,667     1,968,074
                                                                   -----------   -----------
Shareholders' funds - equity interests                       16      3,178,667     1,993,074
                                                                   ===========   ===========

___________
(1) There are no differences between accounting principles generally accepted in the United Kingdom and United States generally accepted accounting principles that would affect capital and reserves.

See Notes to the Financial Statements

--------------------------------------------------------------------------------

ACT Teleconferencing Limited

--------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS

                                                              Year ended 31  December
                                                                    2000         1999
                                                       Notes      (pound)      (pound)
NET CASH INFLOW FROM OPERATING ACTIVITIES                17a   1,808,479      827,215

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE          17b     (27,836)     (62,571)

TAXATION                                                 17c    (446,828)           -

CAPITAL EXPENDITURE                                      17d    (524,475)    (371,689)

FINANCING                                                17e    (188,787)    (160,512)
                                                              ----------     --------
                                                                 620,553      232,443
                                                              ==========     ========

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS/(DEBT)

                                                              Year ended 31  December
                                                                    2000         1999
                                                       Notes      (pound)      (pound)
Increase in cash                                                 620,553      232,443
Cash used to repay capital element of finance leases
 and hire purchase contracts                                     188,623      122,787
Cash outflow from decrease in loans                                  164       37,725
                                                                --------     --------
Change in net debt resulting from cash flows             17f     809,340      392,955
New finance leases and hire purchase contracts                   (90,386)           -
                                                                --------     --------
MOVEMENT IN NET DEBT                                             718,954      392,955

NET DEBT AT THE BEGINNING OF THE YEAR                    17f    (456,382)    (849,337)
                                                                --------     --------
NET FUNDS/(DEBT) AT THE END OF THE YEAR                  17f     262,572     (456,382)
                                                                ========     ========

____________
(1) A summary of the significant differences between the cash flows presented above and those required under United States generally accepted accounting principles is set forth in Note 20 of Notes to the Financial Statements.

See Notes to the Financial Statements

--------------------------------------------------------------------------------

      ACT Teleconferencing Limited

      --------------------------------------------------------------------------

      NOTES TO THE FINANCIAL STATEMENTS

1.    ACCOUNTING POLICIES

      The Company
      The Company is organised under the laws of England and Wales.

      The Company's parent undertaking at the balance sheet date was ACT Teleconferencing Inc., incorporated in Colorado, USA, which then owned 60% of the company. On 17 January 2001, ACT Teleconferencing Inc. acquired the other 40%, making the company a fully owned subsidiary from that date.

      Accounting convention
      The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

      Turnover
      Turnover from video conferencing services and sale of video conferencing equipment is recognised when such services are rendered or equipment is sold. Turnover, which all relates to continuing activities within the United Kingdom, is stated net of value added tax and trade discounts.

      Fixed assets and depreciation
      Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

      Leasehold property           -      20% per annum
      Plant and machinery          -      10%, 20% and 33% per annum
      Fixtures and fittings        -      15% per annum

      The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

      Stocks
      Stocks are valued at the lower of cost and net realisable value, after making due allowance for obsolete and slow moving items.

      Deferred taxation
      Deferred taxation is provided at appropriate rates on all timing differences using the liability method only to the extent that, in the opinion of the directors, there is a reasonable probability that a liability or asset will crystallise in the foreseeable future.

      Foreign currencies
      Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction.

      Monetary assets and liabilities denominated in foreign currencies are retranslated at the rate of exchange ruling at the balance sheet date.

      All differences are taken to the profit and loss account.

--------------------------------------------------------------------------------

     ACT Teleconferencing Limited

     ---------------------------------------------------------------------------

     NOTES TO THE FINANCIAL STATEMENTS

1.   ACCOUNTING POLICIES (continued)

     Leasing and hire purchase commitments
     Assets held under hire purchase contracts and finance leases are capitalised as tangible assets and depreciated over their useful lives. Obligations under such agreements are included in creditors net of the finance charge allocated to future periods. The finance element of the rental payment is charged to the profit and loss account so as to produce a constant rate of charge on the net obligation outstanding in each period.

     Rentals payable under operating leases are charged in the profit and loss account on a straight line basis over the lease term.

     Pensions
     The Company operates a defined contribution pension scheme. Contributions are charged to the profit and loss account as they become payable in accordance with the rules of the scheme.

2.   OPERATING PROFIT
     This is stated after charging/(crediting):

                                                                        Year ended 31 December
                                                                            2000          1999
                                                                          (pound)       (pound)

     Depreciation of tangible fixed assets  -  owned                     315,396       263,186
                                            -  leased                     68,939        69,675
     Operating lease rentals                -  plant and machinery        47,098        48,957
                                            -  land and buildings        170,610       157,874
     Auditors' remuneration                                               11,000        11,000
     Directors' emoluments                                               135,685        99,489
     Foreign exchange gains                                               (1,725)         (873)
                                                                      ==========      ========

     The number of directors for whom retirement benefits are accruing under money purchase pension schemes amounted to 1 (1999 - 1).

3.   DIRECTORS' EMOLUMENTS

                                                                     Year ended 31 December
                                                                         2000          1999
                                                                      (pound)       (pound)
     Total emoluments                                                135,685        99,489
                                                                   =========   ===========
     Company contributions paid to money purchase pension schemes      3,133         3,133
                                                                   =========   ===========

--------------------------------------------------------------------------------

     ACT Teleconferencing Limited

     ---------------------------------------------------------------------------

     NOTES TO THE FINANCIAL STATEMENTS

4.   STAFF COSTS

                                                  Year ended 31 December
                                                        2000        1999
                                                      (pound)     (pound)

     Wages, salaries                               2,390,912   2,020,042
     Social security costs                           234,568     191,234
     Pensions                                         18,158      14,789
                                                   ---------   ---------
                                                   2,643,638   2,226,065
                                                   =========   =========

     The average monthly number of employees during the year was as follows:

                                                  Year ended 31 December
                                                        2000        1999
                                                         No.         No.

     Operations                                           75          70
     Administration                                       40          35
                                                         ---         ---
                                                         115         105
                                                         ===         ===

5.   INTEREST PAYABLE AND SIMILAR CHARGES

                                                  Year ended 31 December
                                                        2000        1999
                                                      (pound)     (pound)

     Bank loans and overdrafts                         1,583       3,706
     Finance charges payable under finance leases
      and hire purchase contracts                     39,429      61,254
                                                      ------      ------
                                                      41,012      64,960
                                                      ======      ======

6.   TAXATION

                                                  Year ended 31 December
                                                        2000        1999
                                                      (pound)     (pound)

     Current year corporation tax                    507,817     238,592
     Deferred tax                                    (10,811)     16,105
                                                     -------     -------
                                                     497,006     254,697
                                                     =======     =======
--------------------------------------------------------------------------------

     ACT Teleconferencing Limited

     ---------------------------------------------------------------------------

     NOTES TO THE FINANCIAL STATEMENTS

7.   TANGIBLE FIXED ASSETS

                                 Short
                             leasehold   Plant and      Fixtures
                              property   equipment  and fittings         Total
                                (pound)     (pound)       (pound)       (pound)
     Cost:
     At 1 January 1999         268,722   1,252,058       783,690     2,304,470
     Additions                  19,650     178,992       173,048       371,690
                               -------   ---------     ---------     ---------
     At 31 December 1999       288,372   1,431,050       956,738     2,676,160
     Additions                  31,065     272,485       311,311       614,861
                               -------   ---------     ---------     ---------
     At 31 December 2000       319,437   1,703,535     1,268,049     3,291,021
                               -------   ---------     ---------     ---------
     Depreciation:
     At 1 January 1999          16,074     316,248       190,871       523,193
     Charge for the year        57,145     138,496       137,220       332,861
                               -------   ---------     ---------     ---------
     At 31 December 1999        73,219     454,744       328,091       856,054
     Charge for the year        59,824     149,675       174,836       384,335
                               -------   ---------     ---------     ---------
     At 31 December 2000       133,043     604,419       502,927     1,240,389
                               -------   ---------     ---------     ---------
     Net book amount:
     At 31 December 2000       186,394   1,099,116       765,122     2,050,632
                               =======   =========     =========     =========
     At 31 December 1999       215,153     976,306       628,647     1,820,106
                               =======   =========     =========     =========
     At 1 January 1999         252,648     935,810       592,819     1,781,277
                               =======   =========     =========     =========

     Included within plant and equipment are assets held under finance leases and hire purchase contracts with a net book value of (pound)600,063 (1999- (pound)538,920).

8.   STOCKS

                                                       At            At
                                              31 December   31 December
                                                     2000          1999
                                                   (pound)       (pound)

     Video conferencing equipment                   4,172         7,445
                                                    =====         =====

--------------------------------------------------------------------------------

     ACT Teleconferencing Limited

     ---------------------------------------------------------------------------

     NOTES TO THE FINANCIAL STATEMENTS

9.   DEBTORS

                                                              At           At
                                                     31 December  31 December
                                                            2000         1999
                                                          (pound)      (pound)

     Trade debtors                                     2,084,469    1,490,940
     Prepayments                                         137,226      108,838
     Due from fellow subsidiary undertakings             566,745      444,141
                                                       ---------    ---------
                                                       2,788,440    2,043,919
                                                       =========    =========

10.  CREDITORS: amounts falling due within one year
                                                              At           At
                                                     31 December  31 December
                                                            2000         1999
                                                          (pound)      (pound)

     Bank overdrafts                                      23,665       33,324
     Current instalment due on loans                           -          164
     Trade creditors                                     401,654      245,069
     Due to parent undertaking                           302,539       93,964
     Due to fellow subsidiary undertakings               179,750       98,129
     Other taxes and social security costs               198,725      157,880
     Corporation tax                                     426,236      365,247
     Accruals                                            230,881      255,581
     Other creditors                                           -        7,969
     Obligations under finance leases and hire
      purchase contracts (note 11)                       193,583      180,166
                                                       ---------    ---------
                                                       1,957,033    1,437,493
                                                       =========    =========

11.  CREDITORS: amounts falling due after more than one year

                                                              At           At
                                                     31 December  31 December
                                                            2000         1999
                                                          (pound)      (pound)

     Net obligations under finance leases and hire
      purchase contracts                                 175,164      286,818
                                                         =======      =======

--------------------------------------------------------------------------------

     ACT Teleconferencing Limited

     ---------------------------------------------------------------------------

     NOTES TO THE FINANCIAL STATEMENTS

11.  CREDITORS: amounts falling due after more than
     one year (continued)
                                                               At            At
                                                      31 December   31 December
                                                             2000          1999
                                                           (pound)       (pound)
     Amounts payable under finance leases and
     hire purchase contracts:
     Within one year                                      219,119       212,456
     Between two and five years                           189,811       314,008
                                                          -------       -------
                                                          408,930       526,464
     Finance charges and interest allocated to
      future accounting periods                            40,183        59,480
                                                          -------       -------
                                                          368,747       466,984
     Included in current liabilities                      193,583       180,166
                                                          -------       -------
                                                          175,164       286,818
                                                          =======       =======

12.  PROVISIONS FOR LIABILITIES AND CHARGES
     The movements in deferred taxation during the current and previous years are as follows:

                                                               At            At
                                                      31 December   31 December
                                                             2000          1999
                                                           (pound)       (pound)

     At 1 January                                         198,175       182,070
     Charge for the year (note 6)                         (10,811)       16,105
                                                          -------       -------
     At 31 December                                       187,364       198,175
                                                          =======       =======

     Deferred taxation provided in the accounts is as follows:

                                                                       Provided
                                                              At             At
                                                     31 December    31 December
                                                            2000           1999
                                                          (pound)        (pound)

      Capital allowances in advance of depreciation       187,364       198,175
                                                          =======       =======

      There were no unprovided amounts.

--------------------------------------------------------------------------------

     ACT Teleconferencing Limited

     ---------------------------------------------------------------------------

     NOTES TO THE FINANCIAL STATEMENTS

13.  OTHER FINANCIAL COMMITMENTS
     At 31 December 2000 and 1999 the Company had annual commitments under non-cancellable operating leases as set out below:

                                                     Other         Land and buildings
                                 31 December   31 December  31 December   31 December
                                        2000          1999         2000          1999
                                     (pound)       (pound)       (pound)       (pound)
     Amounts expiring:
     Within one year                 18,706         6,933            -             -
     Within two to five years        14,651        40,070        3,750         3,750
     In more than five years              -             -      166,860       163,147
                                    -------        ------      -------       -------
                                     33,357        47,003      170,610       166,897
                                    =======        ======      =======       =======


14.  PENSION COMMITMENTS
     The Company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the company in an independently administered fund. The unpaid contributions outstanding at the year end, included in accruals (note 10) are (pound)nil (1999 (pounds)1,334).

15.  SHARE CAPITAL
                                                               At            At
                                                      31 December   31 December
                                                             2000          1999
                                                           (pound)       (pound)
     Authorised
     25,000 ordinary shares of(pound)1 each                25,000        25,000
                                                           ======        ======

                                                               At            At
                                                      31 December   31 December
                                                             2000          1999
                                                           (pound)       (pound)
     Allotted, called up and fully paid
     25,000 ordinary shares of (pound)1 each               25,000        25,000
                                                           ======        ======

16.  RECONCILIATION OF SHAREHOLDERS' FUNDS AND MOVEMENTS IN RESERVES

                                                                          Total
                                                           Profit        share-
                                               Share     and loss      holders'
                                             capital      account         funds
                                              (pound)      (pound)       (pound)

     At 1 January 1999                        25,000    1,426,641     1,451,641
     Profit for the year                           -      541,433       541,433
                                              ------    ---------     ---------
     At 31 December 1999                      25,000    1,968,074     1,993,074
     Profit for the year                           -    1,185,593     1,185,593
                                              ------    ---------     ---------
     At 31 December 2000                      25,000    3,153,667     3,178,667
                                              ======    =========     =========

     ACT Teleconferencing Limited

     ---------------------------------------------------------------------------

     NOTES TO THE FINANCIAL STATEMENTS

17.  NOTES TO THE STATEMENTS OF CASH FLOWS
     a) reconciliation of operating profit to net cash flow from operating activities

                                                         Year ended 31 December
                                                             2000          1999
                                                           (pound)       (pound)

     Operating profit                                   1,710,435       858,701
     Depreciation                                         384,335       332,861
     Decrease/(increase) in stocks                          3,273        (4,678)
     Increase in debtors                                 (744,521)     (383,547)
     Increase in creditors                                454,957        23,878
                                                        ---------      --------
     Net cash flows from operating activities           1,808,479       827,215
                                                        =========      ========

     b)   returns on investments and servicing of
           finance

                                                         Year ended 31 December
                                                             2000          1999
                                                           (pound)       (pound)

     Interest received                                     13,176         2,389
     Interest paid                                        (17,065)       (3,766)
     Interest element of finance lease rentals
      payments                                            (23,947)      (61,254)
                                                          -------       -------
                                                          (27,836)      (62,571)
                                                          =======       =======

     c)   taxation

                                                       Year ended 31 December
                                                           2000          1999
                                                         (pound)       (pound)

     Corporation tax paid                                (446,828)            -
                                                         ========        ======

     d)   capital expenditure

                                                       Year ended 31 December
                                                           2000          1999
                                                         (pound)       (pound)

     Payment to acquire tangible fixed assets            (524,475)     (371,689)
                                                         ========      ========

--------------------------------------------------------------------------------

     ACT Teleconferencing Limited

     ---------------------------------------------------------------------------

     NOTES TO THE FINANCIAL STATEMENTS

17.  NOTES TO THE STATEMENTS OF CASH FLOWS (continued)
     e)   financing

                                                        Year ended 31 December
                                                            2000           1999
                                                          (pound)        (pound)

     Decrease in loans                                      (164)       (37,725)
     Repayments of capital element of finance leases    (188,623)      (122,787)
                                                        --------       --------
                                                        (188,787)      (160,512)
                                                        ========       ========

     f)   analysis of changes in net (debt)/funds

                                                                   At                                       At
                                                            1 January                   Non-cash   31 December
                                                                 2000     Cash flow      changes          2000
                                                               (pound)       (pound)      (pound)       (pound)
     Cash at bank and in hand                                 10,766       620,533            -       631,319
     Debt due within one year                                   (164)          164            -             -
     Finance leases and hire purchase contracts             (466,984)      188,623      (90,386)     (368,747)
                                                            --------       -------      -------      --------
                                                            (456,382)      809,340      (90,386)      262,572
                                                            ========       =======      =======      ========

     Non-cash transactions
     During the year, the Company entered into finance lease arrangements in respect of assets with a total capital value at the inception of the lease of (pounds)90,386 (1999 - (pound)nil).

18.  POST BALANCE SHEET EVENT
     ACT Teleconferencing Limited was 100% acquired by ACT Inc. in January 2001.

19.  RELATED PARTY TRANSACTIONS
     During the year, the company purchased and made sales in the normal course of business with other fellow group undertakings. Transactions entered into and trading balances outstanding at 31 December 2000 are as follows:

                                     Amounts       Amounts
                                   owed from       owed to
                                elated party related party    Sales   Purchases
                                     (pound)       (pound)   (pound)     (pound)

     ACT Teleconferencing Inc             -       302,539    51,617     358,298
     ACT Services Inc               439,854             -   286,507     141,022
     ACT BV                          86,897             -    76,195      43,222
     ACT France                           -        92,333   132,089     156,420
     ACT Australia                        -        71,401     1,870      65,099
     ACT Canada                           -        15,940     1,924      20,979
     ACT Business Solutions          23,424             -         -      35,689
     ACT Germany                     12,943             -     1,767       2,489
     ACT Belgium                      3,627             -     2,759           -
     ACT Hong Kong                        -            76       101         218
                                    =======       =======   =======     =======

--------------------------------------------------------------------------------

     ACT Teleconferencing Limited

     --------------------------------------------------------------------------

     NOTES TO THE FINANCIAL STATEMENTS

     Royalties of (pounds)227,505 (1999 -(pounds)185,376) were paid to ACT Teleconferencing Inc., the company's parent undertaking.


20. DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES
     The financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from those generally accepted in the United States ("US GAAP").

     There are no differences between accounting principles generally accepted in the United Kingdom and United States generally accepted accounting principles that would affect profit for the year or capital and reserves.

     There are no other significant differences in the treatment of items included within these financial statements between how they are treated under UK GAAP and how they would have be treated under US GAAP apart from the following:

     Cashflows
     The statements of cash flows under UK GAAP present substantially the same information as that required under US GAAP. These statements differ, however, with regard to classification of items within the statements.

     Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, capital expenditure, equity dividends paid and financing. US GAAP, however, require only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and servicing of finance and return on investments shown under UK GAAP would, with the exception of dividends paid, be included as operating activities under US GAAP. Capital expenditure would be included within investing activities and the payment of dividends would be included as a financing activity under US GAAP.

     The categories of cash flow activities under US GAAP can be summarised as follows:

                                                                 Year eneded 31 December
                                                                      2000          1999
                                                                    (pound)       (pound)

     Cash flows from operating activities                          1,333,815     764,644
     Cash flows from investing activities                           (524,475)   (371,689)
     Cash flows from financing activities                           (188,787)   (382,189)
                                                                   ---------    --------
     Increase in cash and cash equivalents                           620,553      10,766
     Cash and cash equivalents at the beginning of the year           10,766           -
                                                                   ---------    --------
     Cash and cash equivalent at the end of the year                 631,319      10,766
                                                                   =========    ========

--------------------------------------------------------------------------------

             Selective Unaudited Pro Forma Combined Financial Data

The following selected unaudited pro forma combined financial information presented below has been derived from the audited historical financial statements of the Company and reflects management's present estimate of pro forma adjustments, including a preliminary estimate of the purchase price allocations, which ultimately may be different.

The acquisition is being accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed are recorded at their estimated fair values, which are subject to further adjustment based upon appraisals and other analysis, with appropriate recognition given to the effect of the Company's borrowing rates and income tax rates.

The unaudited pro forma combined statements of operations for the year ended December 31, 2000 gives effect to the acquisition as if it had been consummated at the beginning of the period. This pro forma statement of operations combines the historical consolidated statements of operations for the period reported for the Company and the additional interest in ACT Teleconferencing, Limited.

The unaudited pro forma condensed combined balance sheet as of December 31, 2000 gives effect to the acquisition as if it had been consummated on that date. This pro forma balance sheet combines the historical consolidated balance sheet at that date for the Company and the additional interest in ACT Teleconferencing, Limited.

The unaudited pro forma condensed combined financial statements may not be indicative of the results that actually would have occurred if the transaction described above had been completed and in effect for the periods indicated or the results that may be obtained in the future. The unaudited pro forma condensed combined financial data presented below should be read in conjunction with the audited historical financial statements and related notes thereto of the Company.

            PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)

                                 BALANCE SHEET

                               December 31, 2000

                                        ACT
                                 Teleconferencing,          Pro Forma                   Pro Forma
                                      Inc. (A)           Adjustments (B)                Combined
                                 ----------------------------------------------------------------
Cash and cash equivalents         $  3,025,056           $ (1,933,771)     (4)       $  1,091,285
Accounts receivable and other
 current assets                      9,157,020                                          9,157,020
                                  ------------           ------------                ------------
Total current assets                12,182,076           $ (1,933,771)                 10,248,305

Long term restricted cash                    -              1,100,000      (4)          1,100,000
Total equipment - net               15,632,190                                         15,632,190
Goodwill and other non-current
 assets                              3,581,283              7,573,649      (1)         11,154,932
                                  ------------           ------------                ------------
Total assets                      $ 31,395,549           $  6,739,878                $ 38,135,427
                                  ============           ============                ============

Accounts payable                  $  3,387,934                                       $  3,387,936
Other current liabilities            7,138,751                                          7,138,758
                                  ------------           ------------                ------------
Total current liabilities           10,526,685                                         10,526,685

Long term debt                       4,652,566              6,110,914      (2)         10,763,480
Deferred income taxes                  306,441                                            306,441
Minority interest                    1,676,064             (1,676,064)     (3)                  -
Redeemable preferred stock           1,752,689                                          1,752,689
Shareholders equity                 12,481,104              2,305,028      (5)         14,786,132
                                  ------------           ------------                ------------
Total liabilities and
 shareholders equity              $ 31,395,549           $  6,739,878                $ 38,135,427
                                  ============           ============                ============

            PRO FORMA CONDENSED COMBINED FINANCIAL DATA (UNAUDITED)


                            STATEMENT OF OPERATIONS


                                       ACT
                                 Teleconferencing,      Pro Forma               Pro Forma
                                      Inc. (A)        Adjustments (B)           Combined
                                 -----------------------------------------------------------
Net revenues                       $ 37,699,785       $                         $ 37,699,785
Cost of services                     18,388,073                                   18,388,073
                                   ------------       ------------              ------------
Gross profit                         19,311,712                                   19,311,712
Selling, general and
 administration expense              15,355,804            385,000    (1)         15,740,804
                                   ------------       ------------              ------------
Operating income                      3,955,908           (385,000)                3,570,908
Interest, net                        (1,071,743)          (479,040)   (2)         (1,550,783)
                                   ------------       ------------              ------------
Income before income taxes and
 minority interest                    2,884,165           (864,040)                2,020,125
Provision for income taxes              780,250                                      780,250
Minority interest in earnings of
 consolidated subsidiary                708,506            708,506    (3)                  -
                                   ------------       ------------              ------------
Net Income                            1,395,409           (155,534)                1,239,875
Preferred stock dividends              (160,000)                                    (160,000)
                                   ------------       ------------              ------------
Net Income available to common
 shareholders                      $  1,235,409       $   (155,534)             $  1,079,875
                                   ============       ============              ============
Net income per share - basic       $        .23                       (6)       $        .19
Net income per share - diluted     $        .21                       (6)       $        .17
Weighted avg. number of share
 outstanding - basic                  5,312,200            360,000    (5)          5,672,200
Weighted avg. number of share
 outstanding - diluted                6,023,930            360,000    (5)          6,383,930


           NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                  (UNAUDITED)

                             BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined balance sheet is presented as of December 31, 2000. The accompanying unaudited pro forma condensed combined statement of operations is presented for the year ended December 31, 2000.

(A) The consolidated results of ACT Teleconferencing, Inc. includes the existing 60% interest of the Company in the accounts of ACT
     Teleconferencing, Limited as of December 31, 2000 and for the year then ended.

(B) The following pro forma adjustments have been made to the unaudited condensed combined balance sheet as of December 31, 2000 and the unaudited condensed combined statement of operations for the year ended December 31, 2000:

(1) The excess purchase price over the fair value of the assets acquired has been allocated to goodwill. The pro forma adjustment reflects the incremental goodwill in the approximate amount of $7.1 million and $500,000 paid for a service agreement. The final allocation of the purchase price will be made after the appropriate analyses are performed. The amortization expense has been adjusted for approximately $385,000 due to the increase in the carrying value of goodwill and service agreement, using lives of 25 and 5 years, respectively, as if the acquisition had been completed as of the beginning of the period.

(2) To reflect debt incurred of approximately $6.1 million in association with the acquisition. The interest expense was adjusted to reflect $1.7 million at an interest rate of 10% due April 6, 2002 and $4.4 million at an interest rate of 7% due in four equal yearly installments beginning on December 31, 2002.

(3)  To eliminate the 40% minority interest in ACT Teleconferencing, Limited.

(4) To adjust the $833,771 of cash paid on acquisition. The Company has also reclassified approximately $1.1 million of cash that is maintained in escrow to secure the debt.

(5) To adjust the equity accounts for the additional 360,000 shares of stock issued on the acquisition of the additional interest. The stock was valued at $6.40 including a discount of 15% due to trading restrictions.

(6) The basic and diluted income per share and the average number of common shares outstanding for the pro forma combined amounts gives effect to the results as if ACT Teleconferencing, Limited had been completed at the beginning of such periods.